Exhibit 11.1


                              C. BREWER HOMES, INC.

                      Computation of Loss Per Common Share
                (in thousands, except for loss per common share)

                                                                  Quarters Ended                Half Years Ended
                                                           ----------------------------   ----------------------------
                                                           September 30,  September 30,   September 30,  September 30,
                                                            1998           1997            1998           1997
                                                           -------------  -------------   -------------  -------------
Class A Common Stock
  Shares issued and outstanding ........................        4,085          3,404           4,085          3,404

Class B Common Stock
  Shares issued and outstanding ........................        4,251          4,932           4,251          4,932
  Treasury stock purchased in July 1995 ................           (4)            (4)             (4)            (4)
                                                              -------        -------         -------        -------
Weighted average number of common shares outstanding....        8,332          8,332           8,332          8,332
                                                              -------        -------         -------        -------
                                                              -------        -------         -------        -------

Net loss ...............................................      $  (533)       $   (94)        $(1,195)       $  (334)
                                                              -------        -------         -------        -------
                                                              -------        -------         -------        -------
Loss per common share ..................................      $ (0.06)       $ (0.01)        $ (0.14)       $ (0.04)
                                                              -------        -------         -------        -------
                                                              -------        -------         -------        -------

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